EXHIBIT 4.3 - FORM OF STOCK OPTION AGREEMENT


                                  STOCK OPTION
                                    AGREEMENT

                  POORE BROTHERS, INC., a Delaware corporation (the "Company"), hereby grants to _________________ (the "Optionee") an option to purchase a total of _________ shares of common stock, par value $.01 per share, of the Company (the "Common Stock") at a price of $___________ per share.

                  1. Nature of the Option. This option is intended to be an "Incentive Stock Option" as defined in and subject to the limitations of Section 422A of the Internal Revenue Code of 1986 and has been granted under the Company's 1995 Stock Option Plan, as amended (the "Plan").

                  2. Exercise of Option.

                  a) This option may be exercised by delivery of written notice to the Company stating the number of shares of Common Stock with respect to which the option is being exercised, making such representations, warranties and agreements with respect to such shares of Common Stock as may be required by the Company, and accompanied by full payment of the purchase price therefor. Payment may be made in cash, by check, by delivery of shares of Common Stock or in such other form or combination of forms as shall be acceptable to the Company, provided that any loan or guaranty by the Company of the purchase price may only be made if the Company's Board of Directors determines that such loan or guaranty is reasonably expected to benefit the Company. This option shall not be exercisable as to fewer than ________ shares of Common Stock, or the remaining shares of Common Stock covered by this option if fewer than _______.

                  b) This option shall vest and become exercisable after each of the first three annual anniversary dates of this Agreement as follows:
                         Year one       ________ shares
                         Year two       ________ shares
                         Year three     ________ shares

                  3.  Termination.   This  option  shall  expire  ________  (the
"Expiration Date") unless earlier terminated in accordance with the provisions hereof.

                  4. Early Termination.

                           a) In the event  that the  Optionee's  employment  is
terminated for cause, the option granted hereunder shall lapse to the extent unexercised immediately upon the giving of the notice of such termination. For purposes of this paragraph, "for cause" shall mean incompetence, gross negligence, insubordination, conviction of a felony or willful misconduct by the Optionee as determined in good faith by the Board of Directors of the Company, a Committee of the Board of Directors with the authority to make such a determination or the Board of Directors of the subsidiary of the Company at which Optionee is employed.

                           b) In the  event of the  death of the  Optionee,  the
Optionee's estate shall have the privilege of exercising the option granted hereunder not theretofore exercised by the Optionee, to the extent that the Optionee was entitled to exercise such rights on the date of the Optionee's death; but in such event, the period of time within which the purchase or exercise may be made shall be the earlier of (i) 180 days next succeeding the death of the Optionee or (ii) the Expiration Date.
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                           c) In the event of termination of employment with the
Company or its subsidiaries by the Optionee for any reason other than for cause or death, the Optionee shall have the right to exercise the option granted hereunder, to the extent that the Optionee was entitled to exercise such option on the date of such termination, during the period ending 60 days following such termination date.

                  5. Adjustment Provisions.

                           a) If the Company shall at any time change the number
of issued shares of Common Stock without new consideration of the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Common Stock), the number of shares of Common Stock covered by this option and the purchase price shall be adjusted so that the net value of this option shall not be changed.

                           b) In  the  case  of  any  sale  of  assets,  merger,
consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation which results in the outstanding common stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), the Optionee shall have the right thereafter and during the term of this option, to receive upon exercise thereof in whole or in part the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of this option or portion hereof, as the case may be, immediately prior to the Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of securities, cash or other property or any combination thereof receivable in respect of one share of Common Stock upon consummation of an Acquisition.

                  6. Assignment or Transfer. This option may not be assigned or transferred and shall be exercisable only by the Optionee during the Optionee's lifetime.

                  7. Agreement to Serve. The Optionee agrees that, during the course of any employment by the Company, he will devote such time, energy and skill to the service of the Company as may reasonably be necessary to carry out his duties as an employee. The Optionee further agrees that during the course of his service as a director of the Company, he will devote such time, energy and skill to the service of the Company as may reasonably be necessary to carry out his obligations as a director. Notwithstanding the foregoing, this option is not a contract of employment and the terms of any employment of the Optionee shall not be enlarged or otherwise affected hereby except to the extent specifically so provided herein.

                  8. Reserved Shares. The Company has duly reserved for issuance a number of authorized but unissued shares adequate to fulfill its obligations under this agreement. During the term of this agreement, the Company shall take such action as may be necessary to maintain at all times an adequate number of shares reserved for issuance or treasury shares to fulfill its obligations hereunder.

                  9. Legends. The certificates evidencing shares of Common Stock purchased pursuant to this option shall bear any legends deemed necessary by the Company.

                  10. Compliance with Law. This option shall not be exercised, and no shares of Common Stock shall be issued in respect hereof, unless in compliance with federal and applicable state securities laws. The Optionee hereby agrees to execute such documents as the Company may reasonably request to assure the availability to the Company of an exemption from the registration requirements of the Securities Act or any state securities or blue sky laws.

                  11. Representations of the Optionee. As a condition to the exercise of this option, the Optionee will deliver to the Company such signed representations, warranties and agreements as may be necessary, in the opinion of counsel satisfactory to the Company, for compliance with applicable federal and state securities laws.
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                  12.  Resale.  The  Optionee's  ability to  transfer  shares of
Common Stock purchased pursuant to this option or securities acquired in lieu thereof or in exchange therefor may be restricted under federal or state securities laws. The Optionee shall not resell or offer for resale such shares of Common Stock or securities unless they have been registered or qualified for resale under all applicable federal and state securities laws or an exemption from such registration or qualification is available in the opinion of counsel satisfactory to the Company.

                  13. Notice. All notices or other communications desired to be given hereunder shall be in writing and shall be deemed to have been duly given upon receipt, if personally delivered, or on the third business day following mailing by United States first class mail, postage prepaid, and addressed as follows:

If to the Company:

         Poore Brothers, Inc.
         2664 South Litchfield Road
         Goodyear, AZ 85338
         Attention: Chief Financial Officer

If to the Optionee:

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or to such other  address as either  party shall give to the other in the manner set forth above.

                  14. Withholding. If the exercise of any rights granted in this agreement or the disposition of shares following exercise of such rights results in the Optionee's realization of income which for federal, state or local income tax purposes is, in the opinion of the Company, subject to withholding of tax, the Optionee will pay to the Company an amount equal to such withholding tax (or the Company may withhold such amount from any salary due the Optionee) prior to delivery of certificates evidencing the shares of Common Stock purchased.

                  15. Governing Law. This agreement shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflicts of laws).

                  16. Miscellaneous. References herein to a date on or as of which an expiration, termination or lapse shall occur shall be deemed to refer to 11:59 P.M., Phoenix, Arizona time, on such date.
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                  IN WITNESS WHEREOF, the Company and the Optionee have executed this Incentive Stock Option Agreement effective as of the _____ day of ____________, 1997.


THE COMPANY:                            THE OPTIONEE:

POORE BROTHERS, INC.                    By:
                                            -----------------------------

By:
   -----------------------------

Its:
    -----------------------------
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